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Exhibit 4.1(b)

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT
Dated as of January 16, 2002
by and among
Rural Cellular Corporation
and
Dresdner Kleinwort Wasserstein—Grantchester, Inc.,
TD Securities (USA) Inc.,
Credit Suisse First Boston Corporation,
First Union Securities, Inc. and
Banc of America Securities LLC
as Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of January 16, 2002 by and among Rural Cellular Corporation, a Minnesota corporation (the "Company"), and Dresdner Kleinwort Wasserstein—Grantchester, Inc. ("DrKW"), TD Securities (USA) Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc. and Banc of America Securities LLC (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 9 3/4% Senior Subordinated Notes due 2010 (the "Senior Subordinated Notes"), subject to the terms and conditions set forth in the Purchase Agreement (as defined below).

        This Agreement is made pursuant to the Purchase Agreement, dated as of January 11, 2002 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Senior Subordinated Notes, the Company has agreed to provide the registration rights and other agreements set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers to purchase Senior Subordinated Notes under the Purchase Agreement. The Senior Subordinated Notes in respect thereof are to be issued under an indenture to be dated as of the date hereof between the Company and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined below).

        The parties hereby agree as follows:

  Section 1.    DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        Affiliate: As defined in Rule 144 of the Securities Act.

        Agreement: As defined in the preamble.

        Broker-Dealer: Any broker or dealer registered under the Exchange Act.

        Business Day means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the State of Minnesota are authorized or obligated by law or executive order to close.

        Closing Date: The date hereof.

        Commission: The Securities and Exchange Commission.

        Company: As defined in the preamble.

        Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Offer and the New Senior Subordinated Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(c) hereof and (c) the delivery of duly authorized, executed and authenticated New Senior Subordinated Notes in the same aggregate principal amount as the aggregate principal amount of Senior Subordinated Notes tendered by holders thereof pursuant to the Exchange Offer to the tendering holders.

        Consummation Deadline: As defined in Section 3(c) hereof.

        DrKW: As defined in the preamble.

        Effectiveness Deadline: As defined in Section 3(a) hereof.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Exchange Offer: An offer by the Company registered under the Securities Act to exchange any and all outstanding Senior Subordinated Notes for a like aggregate principal amount of New Senior Subordinated Notes.

        Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

        Filing Deadline: As defined in Section 3(a) hereof.

        Holders: As defined in Section 2(b) hereof.

        Indenture: The indenture referred to in the preamble and any other indenture governing Notes which is identical in all material respects to the indenture referred to in the preamble, other than such changes to any such indenture as are necessary to comply with the TIA, and which, in either case, has been qualified under the TIA.

        Initial Purchasers: As defined in the preamble.

        Liquidated Damages: As defined in Section 5 hereof.

        New Senior Subordinated Notes: The Series B 9 3/4% Senior Subordinated Notes due 2010 that are identical to the Senior Subordinated Notes, except that such notes bear no legends regarding transfer restrictions, issued pursuant to an Indenture in the Exchange Offer or as contemplated by Sections 4 and 6 hereof.

        Notes: The Senior Subordinated Notes, the New Senior Subordinated Notes and the Private Exchange Notes.

        Participating Broker-Dealer: Any Broker-Dealer that (i) holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) that intends to participate in the Exchange Offer or (ii) holds New Senior Subordinated Notes acquired in the Exchange Offer.

        Private Exchange: As defined in Section 3(b) hereof.

        Private Exchange Notes: As defined in Section 3(b) hereof.

        Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        Purchase Agreement: As defined in the preamble.

        Recommencement Date: As defined in Section 6(d) hereof.

        Registration Default: As defined in Section 5 hereof.

        Registration Statement: Any registration statement of the Company relating to (a) an offering of New Senior Subordinated Notes pursuant to or following the Consummation of an Exchange Offer or (b) the registration for resale of Notes pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        Rule 144: Rule 144 promulgated under the Securities Act.

        Securities Act: The Securities Act of 1933, as amended.

        Senior Subordinated Notes: As defined in the preamble.

        Shelf Effectiveness Deadline: As defined in Section 4(a) hereof.

        Shelf Filing Deadline: As defined in Section 4(a) hereof.

        Shelf Registration Statement: As defined in Section 4(a) hereof.

        Suspension Notice: As defined in Section 6(d) hereof.

        TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

        Transfer Restricted Securities: Each (a) Senior Subordinated Note and, if issued, the Private Exchange Notes until the earliest to occur of (i) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, is exchanged in the Exchange Offer for a New Senior Subordinated Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, (ii) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, has been disposed of in accordance with a Shelf Registration Statement and the purchaser thereof has been issued a New Senior Subordinated Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, or (iii) the date on which such Senior Subordinated Note or Private Exchange Note, as the case may be, is distributed to the public pursuant to Rule 144 under the Securities Act and the purchaser thereof has been issued a New Senior Subordinated Note which is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act, and (b) New Senior Subordinated Note held by a Participating Broker-Dealer until the date on which such New Senior Subordinated Note is disposed of by such Participating Broker-Dealer pursuant to a Registration Statement, including the delivery of the Prospectus contained therein, and such New Senior Subordinated Note is entitled to be resold to the public by the holder thereof without complying with the registration and prospectus delivery requirements of the Securities Act.

        Trustee: The trustee under an Indenture.

  Section 2.    SECURITIES SUBJECT TO AGREEMENT

        (a)  The securities entitled to the benefits of this Agreement are the Senior Subordinated Notes, the New Senior Subordinated Notes and the Private Exchange Notes until all of such Notes shall cease to be Transfer Restricted Securities.

        (b)  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person beneficially owns such Transfer Restricted Securities.

  Section 3.    EXCHANGE OFFER

        (a)  Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date (such 150th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, any post-effective amendments to such Exchange Offer Registration Statement necessary to comply with any applicable laws and regulations and the terms of this Agreement and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Senior Subordinated Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the New Senior Subordinated Notes to be offered in exchange for the Senior Subordinated Notes that are Transfer Restricted Securities and (ii) resales of New Senior Subordinated Notes by Participating Broker-Dealers as contemplated by Section 3(d) below.

        (b)  If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Senior Subordinated Notes acquired by them and having the status of an unsold allotment in the initial distribution, the Company upon the request of the Initial Purchasers shall, simultaneously with the delivery of the New Senior Subordinated Notes in the Exchange Offer, issue and deliver to the Initial Purchasers in exchange (the "Private Exchange") for Senior Subordinated Notes held by the Initial Purchasers a like principal amount of debt securities (the "Private Exchange Notes") that are identical to the New Senior Subordinated Notes, except that such Private Exchange Notes shall bear appropriate legends regarding transfer restrictions. The Private Exchange Notes shall (i) be issued under the same Indenture, (ii) be of the same class and series, and (iii) bear the same CUSIP number, as the New Senior Subordinated Notes.

        (c)  The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Senior Subordinated Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "Consummation Deadline").

        (d)  The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Participating Broker-Dealer may exchange Transfer Restricted Securities held by it pursuant to the Exchange Offer. The Company acknowledges, and such "Plan of Distribution" shall also indicate that under certain circumstances (i) a Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act, (ii) in such event a Participating Broker-Dealer would be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the securities received by such Participating Broker-Dealer in the Exchange Offer, and (iii) such prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the Commission may require in order to permit such resales, but shall not name any such Participating Broker-Dealer or disclose the amount of securities held by any such Participating Broker-Dealer except to the extent specifically required by the Commission as a result of a change in policy after the date of this Agreement. The Company shall keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by the provisions of paragraphs (a) and (c) of Section 6 below to the extent necessary to ensure that it is available for resales of Notes acquired by Participating Broker-Dealers, and shall ensure that the Exchange Offer Registration Statement conforms with all applicable requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline. The Company shall provide sufficient copies of the latest version of any such prospectus to Participating Broker-Dealers promptly upon request, and in no event later than one day following any such request, at any time during such period in order to facilitate such resales.

  Section 4.    SHELF REGISTRATION

        (a)  If (i) the Exchange Offer is not permitted by applicable law (after the Company has complied with the procedures set forth in Section 6(a) below), (ii) the Exchange Offer is not Consummated within 180 days of the Closing Date, (iii) any holder of Notes shall notify the Company at any time within 20 Business Days following the Consummation Deadline that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the New Senior Subordinated Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a Broker-Dealer and holds Senior Subordinated Notes acquired directly from the Company or any of its Affiliates, or (iv) the holder of Private Exchange Notes so requests, then the Company shall:

          (x)  cause to be filed, on or prior to 90 days after the earlier of (i) (A) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above or (B) the Closing Date, and (ii) the date on which the Company receives the notice specified in clause (a)(iii) above (such earlier date, the "Shelf Filing Deadline"), a shelf registration statement (the "Shelf Registration Statement") pursuant to Rule 415 under the Securities Act (which may be a pre-effective amendment to the Exchange Offer Registration Statement), relating to all Transfer Restricted Securities, and

          (y)  use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 60 days after the Shelf Filing Deadline for the Shelf Registration Statement (such 150th day, the "Shelf Effectiveness Deadline").

        (b)  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of Section 4(a) and the other Notes required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall keep any Shelf Registration Statement required by Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and responsive to and in conformity with the applicable requirements of this Agreement, the Securities Act, the Exchange Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have ceased to constitute Transfer Restricted Securities.

        (c)  No holder of Notes may include any of its Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 20 days after receipt of a written request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No holder of Notes shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such holder shall have used its reasonable best efforts to furnish all such information as provided in the preceding sentence. Each holder of Notes included in any Shelf Registration Statement pursuant to this Agreement agrees promptly to furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

  Section 5.    LIQUIDATED DAMAGES

        (a)  The parties hereto acknowledge and agree that the holders of Notes will suffer material damages if the Company fails to fulfill its obligations under Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") if (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be useable for its intended purpose and is not succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"). Liquidated Damages shall accrue and be payable on the principal amount of outstanding Notes from the date of such Registration Default at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 2.0% per annum; provided, that the Company shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement or the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement or the Shelf Registration Statement to again be declared effective or made useable in the case of (iv) above, the Liquidated Damages payable as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease to accrue upon the cure of all such Registration Defaults.

          (b)  All accrued Liquidated Damages shall be paid in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All of the obligations of the Company to pay Liquidated Damages hereunder with respect to any securities shall survive until such time as such obligations shall have been discharged and satisfied in full, notwithstanding the fact that any such securities shall at any time cease to be Transfer Restricted Securities hereunder.

  Section 6.    REGISTRATION PROCEDURES

        (a)  In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its best efforts to effect such exchange and to permit the resale of New Senior Subordinated Notes by Participating Broker-Dealers and (z) comply with all of the following provisions:

          (i)    If, following the date hereof, there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities in the manner contemplated hereby. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal basis, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          (ii)  As a condition to its participation in the Exchange Offer, each holder of Notes, including, without limitation, any Holder who is a Broker-Dealer, shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Senior Subordinated Notes to be issued in the Exchange Offer and (C) it is acquiring the New Senior Subordinated Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each holder using the Exchange Offer to participate in a distribution of the New Senior Subordinated Notes acknowledges and agrees that, if the resales are of New Senior Subordinated Notes obtained by such holder in exchange for Senior Subordinated Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

          (iii)  Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the New Senior Subordinated Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each holder participating in the Exchange Offer is acquiring the New Senior Subordinated Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Senior Subordinated Notes received in the

  Exchange Offer and (C) including any other undertaking or representation required by the Commission in connection with any no action letter obtained pursuant to clause (i) above or otherwise.

        (b)  In connection with the Shelf Registration Statement, the Company shall:

          (i)    comply with all the provisions of Section 6(c) below and use its best efforts to effect such registration to permit the sale of the Notes in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(c) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (ii)  issue, upon the request of any holder or purchaser of Senior Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, New Senior Subordinated Notes having an aggregate principal amount equal to the aggregate principal amount of Senior Subordinated Notes sold pursuant to such Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall, if necessary, register New Senior Subordinated Notes on the Shelf Registration Statement for this purpose and issue the New Senior Subordinated Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in such names as the purchaser(s) shall designate.

        (c)  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (i)    use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or Prospectus (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and useable for resale of Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable;

          (ii)  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be duly filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii)  advise each holder promptly and, if requested by such holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv)  subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v)  (A) in the case of an Exchange Offer, furnish counsel for any Participating Broker-Dealer, if any, that has given at least five Business Days' prior written or oral notification to the Company that it will participate in the Exchange Offer and (B) in the case of a Shelf Registration Statement, furnish counsel for the holders of Notes, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference in such Registration Statement at the time of or after the initial filing of such Registration Statement), which documents will be subject to the review of such holders and Participating Broker-Dealer, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling holder of Notes covered by such Registration Statement (in the case of a Shelf Registration Statement) or any Participating Broker-Dealer (in the case of an Exchange Offer Registration Statement), shall reasonably object within five Business Days after the receipt thereof. A Participating Broker-Dealer or selling holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (vi)  (A) in the case of an Exchange Offer, furnish counsel for any Participating Broker-Dealer that has given at least five Business Days' prior written or oral notification to the Company that it will participate in the Exchange Offer and (B) in the case of a Shelf Registration Statement, furnish counsel for the holders of Notes, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus included therein, copies of such document, and, in each case, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such holders, any Participating Broker Dealers or their respective counsel, reasonably may request;

          (vii) make available at reasonable times for inspection by (A) in the case of an Exchange Offer, any Participating Broker-Dealer, and any attorney or accountant retained by any such Participating Broker-Dealer and (B) in the case of a Shelf Registration Statement, furnish holders, and any attorney or accountant retained by such holders, all material financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all material information reasonably requested by any such Participating Broker-

  Dealer, holder, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, in each case, subject to executing a confidentiality undertaking in customary form with respect to confidential information and/or proprietary information of the Company;

          (viii)(A) in the case of an Exchange Offer, if requested by any Participating Broker-Dealer, or their counsel, or (B) in the case of a Shelf Registration Statement, if requested by any holder or their counsel, promptly incorporate in any Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such material information as such Participating Broker-Dealers, holders or their respective counsel may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Notes, information with respect to the principal amount of Notes being sold, the purchase price being paid therefor and any other terms of the offering of the Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (ix)  furnish (A) in the case of an Exchange Offer, to any Participating Broker-Dealer, and any underwriter(s), if such Participating Broker-Dealer or underwriter(s) have given prior written or oral notification to the Company that they will participate in the Exchange Offer, or (B) in the case of a Shelf Registration Statement, to each selling holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (x)  deliver to each selling holder, each Participating Broker-Dealer and any underwriter(s), without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling holders, each of the Participating Broker-Dealers, and each of the other underwriter(s), if any, in connection with the offering and the sale of the Notes covered by the Prospectus or any amendment or supplement thereto;

          (xi)  in the case of a Shelf Registration Statement and, to the extent that the Company is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer, enter into such agreements (including, without limitation, underwriting agreements), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Notes pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any holder of Notes or Participating Broker-Dealer in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall:

            (A)  upon request of any holder, furnish to each holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be, and to each Participating Broker-Dealer upon five Business Days' prior written or oral notice to the Company that it is participating in the Exchange Offer, but in no case prior to the Consummation of the Exchange Offer:

            (1)  a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 9(a), 9(b) and 9(c) of the Purchase Agreement and such other similar matters as such holders may reasonably request;

            (2)  an opinion or opinions, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matters as such holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company) no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

            (3)  a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement;

            (B)  set forth in full or incorporate by reference in the underwriting agreement, if any, indemnification provisions and procedures no less favorable to the holders, any Participating Broker-Dealer or any underwriter than the comparable provisions hereof;

            (C)  deliver such other documents and certificates as may be reasonably requested by the selling holders or any Participating Broker-Dealer to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi); and

            (D)  if at any time during, in the case of an Exchange Offer, the one-year period contemplated by Section 3(d) hereof, or, in the case of a Shelf Registration, the two-year period contemplated by Section 4(b) hereof, the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, so advise any Participating Broker-Dealer and each selling holder promptly and, if requested by such Persons, confirm such advice in writing;

          (xii) prior to any public offering of Notes, cooperate with the selling holders or any Participating Broker-Dealer and their counsel in connection with the registration and qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the selling holders or any Participating Broker-Dealer may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Notes covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii)in connection with any sale of Notes that will result in such Notes no longer being Transfer Restricted Securities, cooperate with the holders to facilitate the timely preparation and delivery of certificates representing Notes to be sold and not bearing any restrictive legends;

          (xiv) use its best efforts to cause the disposition of the Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Notes, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Notes not later than the effective date of a Registration Statement covering such Notes and provide the Trustee with printed certificates for the Notes which are in a form eligible for deposit with The Depository Trust Company;

          (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

          (xvii)cause each Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the holders to effect such changes to any Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xviii)cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any due diligence investigation by any Participating Broker-Dealer or other underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.;

          (xix) cause all Notes covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the holders of a majority in aggregate principal amount of Senior Subordinated Notes or the managing underwriter(s), if any; and

          (xx) provide promptly to each Holder and any affiliated market maker thereof, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or 15(d) of the Exchange Act.

        (d)  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either

(i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

  Section 7.    REGISTRATION EXPENSES

        (a)  All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Senior Subordinated Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the holders of Notes, respectively; (v) all application and filing fees in connection with listing the New Senior Subordinated Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof, and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

        (b)  The Company will, in any event, bear its internal expenses, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expenses of any annual or periodic audit or other accounting review and the fees and expenses of any person, including special experts or consultants, retained by the Company.

        (c)  In connection with any Registration Statement required by this Agreement, including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement, the Company will reimburse the Initial Purchasers and the holders of Notes tendered in the Exchange Offer and/or offered or sold under the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the fees and disbursements of not more than one counsel, which shall be Paul, Weiss, Rifkind, Wharton & Garrison, unless another firm shall be chosen by the holders of a majority in principal amount of the Notes for whose benefit such Registration Statement is being prepared.

  Section 8.    INDEMNIFICATION

        (a)  The Company agrees to indemnify and hold harmless each holder of Notes, its directors, officers and each Person, if any, who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any prospective seller or purchaser of Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any such holder furnished to the Company in writing by or on behalf of any such holder expressly for use therein.

        (b)  Each holder of Notes agrees, severally and not jointly, to indemnify and hold harmless the Company and each other holder of Notes and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and each other holder of Notes to the same extent as the foregoing indemnity from the Company set forth in Section (a) above, but only with reference to information relating to such holder furnished to the Company in writing by or on behalf of such holder expressly for use in any Registration Statement. In no event shall any holder of Notes, its directors, officers or any Person who controls such holder be liable or responsible for any amount in excess of the amount by which the total amount received by such holder with respect to its sale of Notes pursuant to a Registration Statement exceeds (i) the amount paid by such holder for such Notes and (ii) the amount of any damages that such holder, its directors, officers or any Person who controls such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        (c)  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a holder of Notes shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the holders of Notes having a majority in principal amount of such Notes subject to the action, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

        (d)  To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the holders of Notes, on the other hand, from the sale of Notes (including in the case of the Company, the sale of the Notes under the Purchase Agreement) or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and each holder of any Note agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if such holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no holder of any Note, its directors, its officers or any person, if any, who controls such holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such holder with respect to the sale of Notes pursuant to a Registration Statement exceeds (i) the amount paid by such holder for such Notes and (ii) the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes held by each holder hereunder. The holders' obligations to contribute pursuant to this Section 8(d) are not joint.

        The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or equity. The indemnification and contribution obligations of the Initial Purchasers under the provisions of this Section 8 shall be several and not joint.

  Section 9.    RULE 144A AND RULE 144

        The Company agrees with each holder of Notes, for so long as any Notes remain outstanding (i) whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any holder, to such holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes designated by such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of Notes pursuant to Rule 144A, and (ii) during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of Notes pursuant to Rule 144.

  Section 10.    UNDERWRITTEN REGISTRATIONS

        (a)  No holder of Notes may participate in any underwritten offering under a Registration Statement hereunder unless such holder (i) agrees to sell such holder's Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

        (b)  The holders of Notes covered by the Shelf Registration Statement who desire to do so may sell such Notes in an underwritten offering. In any such offering, each investment banking firm that will manage and/or participate in the offering will be selected, subject to the consent of the Company, which consent shall not be unreasonably withheld, by the holders of a majority in aggregate principal amount of the Notes included in such offering.

  Section 11.    MISCELLANEOUS

        (a)  The Company acknowledges and agrees that (i) any failure by the Company to comply with its obligations hereunder may result in material irreparable injury to the Initial Purchasers or the holders of Notes for which there is no adequate remedy at law; (ii) it will not be possible to measure damages for such injuries precisely; and (iii) in the event of any such failure, the Initial Purchasers or any holder of Notes may obtain such relief as may be required specifically to enforce the Company's obligations hereunder, including without limitation Sections 3, 4 and 6 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted under this Agreement or otherwise conflicts with the provisions hereof. Other than as disclosed in the Offering Memorandum, and except for certain registration rights granted to the holders of the Company's (i) Class M Redeemable Voting Convertible Preferred Stock pursuant to the registration agreement, dated April 3, 2000 and (ii) Class T Convertible Preferred Stock pursuant to the registration rights agreement, dated March 31, 2000, the Company has not previously entered into any agreement granting any registration rights with respect to its securities to any person. The rights granted hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any of the Company's securities under any agreement in effect on the date hereof.

        (c)  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11(c)(i), the Company has obtained the written consent of holders of all outstanding Notes entitled to Liquidated Damages under Section 5 hereof and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted

Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other holders whose Notes are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

        (d)  The holders of outstanding Notes (excluding Notes held by the Company or its Affiliates) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of holders of outstanding Notes hereunder.

        (e)  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i)    if to a holder, at the most current address given by such holder to the Company in accordance with this Section 11(e), which address initially is, with respect to each holder, the address set forth on the records of the Registrar under the Indenture, with a copy to such Registrar; and

          (ii)  if to the Company:

      Rural Cellular Corporation
      P.O. Box 2000
      3905 Dakota Street, S.W.
      Alexandria, Minnesota 56308
      Telecopier No.: (320) 808-2102
      Attention: President
      With a copy to:
      Moss & Barnett
      4800 Wells Fargo Center
      90 South Seventh Street
      Minneapolis, Minnesota 55402
      Telecopier No.: (612) 347-0300
      Attention: Deanne M. Greco, Esq.

        All such notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; and (iv) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        The Company, by notice to the Registrar, may designate additional or different addresses for subsequent notices or communications.

        The Company shall notify DrKW, as representative of the Initial Purchasers, on the date of the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, or any amendment or supplement thereto, is filed with the Commission.

        (f)    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of outstanding Notes (excluding Notes held by the Company or its Affiliates); provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof, of the Purchase Agreement or the Indenture. If any transferee of any holder shall acquire Notes in any manner, whether by operation of law or otherwise, such Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

        (g)  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        (j)    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RURAL CELLULAR CORPORATION
	By:	/s/ WESLEY E. SCHULTZ
Executive Vice President and Chief Financial Officer
The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written by the Initial Purchasers.
DRESDNER KLEINWORT WASSERSTEIN— GRANTCHESTER, INC. TD SECURITIES (USA) INC. CREDIT SUISSE FIRST BOSTON CORPORATION FIRST UNION SECURITIES, INC. BANC OF AMERICA SECURITIES LLC
On behalf of the Initial Purchasers
By: DRESDNER KLEINWORT WASSERSTEIN—GRANTCHESTER, INC.
	By:	/s/ JAMES C. KINGSBERY
Chief Operating Officer

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Exhibit 4.1(b) EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT